UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2016

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 29, 2016, the Company repaid all outstanding subordinated credit line notes (“Current Notes”) in the amount of $500,000 to the Note holders. The notes were held by the Company’s Chairman in the amount of $450,000 and Chief Executive Officer in the amount of $50,000. The original Notes were issued at various dates during 2013 to provide additional working capital and were subordinated to amounts outstanding under the Company’s credit facility with its bank. The current Notes were reissued effective June 2, 2014 with a maturity date of June 1, 2016 unless sooner terminated by repayment, and were repayable by the Company at any time. The current Notes had an interest rate of 18% per annum payable monthly in cash.

The Current Notes are described more fully in a Form 8-K filed by the Company on May 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: February 2, 2016	/s/ David W. Dunlap
David W. Dunlap
Vice President, Finance and Administration and Chief Financial Officer